EXHIBIT 10.21

                            ASSET PURCHASE AGREEMENT



         This ASSET PURCHASE AGREEMENT is dated March 31, 1997 by and between American Radio Systems Corp., a Delaware Corporation ("Buyer"), and Amaturo Group of California, Ltd., a Florida limited partnership ("Seller") .

                                P R E M I S E S :

         A. Seller is the licensee of and operates radio stations KFRG (FM), San Bernardino, California, and KXFG (FM), Sun City, California (the "Stations"), pursuant to licenses issued by the Federal Communications Commission (the "FCC").

         B. Seller desires to sell, and Buyer wishes to buy, substantially all of Seller's assets used or useful in the operation of the Stations and the broadcast business made possible thereby for the price and on the terms and conditions hereafter set forth.

                                   AGREEMENTS:

         In consideration of the above premises and the covenants and agreements contained herein, Buyer and Seller agree as follows:

                                    SECTION 1

                                  DEFINED TERMS

         The  following  terms  shall  have  the  following   meanings  in  this
Agreement:

         1.1 "Accounts Receivable" means the rights of Seller to payment for services rendered (including sale of time or talent on the Stations for cash) by Seller prior to the Closing Date as reflected on the billing records of Seller relating to the Stations.

         1.2 "Assets" means the tangible and intangible assets used or useful in connection with the conduct of the business or operations of the Stations, which assets are being sold, transferred or otherwise conveyed to Buyer hereunder, as specified in detail in Section 2.1.



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          1.3 "Assumed  Contracts"  means (i) all  Contracts  listed in Schedule
3.7, (ii) any Contracts entered into by Seller in the ordinary course of business between the date hereof and the Closing Date which would have been listed on Schedule 3.7 had they been in existence on the date hereof and which Buyer agrees in writing to assume, (iii) all Contracts, except employment or employee-related contracts, in existence on the Closing Date which meet the criteria set forth in Section 3.7 (i)-(iii) for exclusion from Schedule 3.7 and
(iv) all Contracts with advertisers for the sale of time or talent on the Stations for cash entered into in the ordinary course of business.

         1.4 "Closing" means the consummation of the transaction contemplated by this Agreement in accordance with the provisions of Section 8 hereof.

         1.5 "Closing Date" means the date of the Closing specified in Section 8.1.

         1.6 "Consents" means all of the consents, permits or approvals of government authorities and other third parties necessary to transfer the Assets to Buyer or otherwise to consummate the transaction contemplated hereby, including without limitation the consents of the parties to those Contracts designated in Schedule 3.7 with an asterisk.

         1.7 "Contracts" means all agreements and leases, written or oral (including any amendments and other modifications thereto) to which Seller is a party or which are binding upon Seller and affect the assets or the business or operations of the Stations and (i) which are in effect on the date hereof or
(ii) which are entered into by Seller in the ordinary course of business between the date hereof and the Closing Date.

         1.8 "FCC Consent" means action by the FCC granting its consent to the assignment of the FCC Licenses to Buyer as contemplated by this Agreement.

         1.9 "FCC Licenses" means all of the licenses, permits and other authorizations issued by the FCC to Seller in connection with the conduct of the business or operations of the Stations.

         1.10 "Final Order" means a written action, order or public notice issued by the FCC, setting forth the FCC Consent and (a) which has not been reversed, stayed, enjoined, set aside, annulled or suspended, and (b) with respect to which (i) no requests have been filed for administrative or judicial review, reconsideration, appeal or stay, and the time for filing any such requests and for the FCC to review the action on its own motion has expired, or
(ii) in the event of review, reconsideration or appeal that does not result in the FCC Consent being reversed, stayed, enjoined, set aside, annulled or suspended, the time for further review, reconsideration or appeal has expired.

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         1.11  "Licenses"   means  all  of  the  licenses,   permits  and  other
authorizations,  including  the FCC  Licenses,  issued by the FCC,  the  Federal
Aviation   Administration  ("FAA"),  and  any  other  federal,  state  or  local governmental authorities, to Seller in connection with the conduct of the business or operations of the Stations.

         1.12 "Personal Property" means all of the machinery, equipment, tools, vehicles, furniture, leasehold improvements, office equipment, plant, inventory, spare parts and other tangible personal property which are owned or leased by Seller and used or useful as of the date hereof in the conduct of the business or operations of the Stations, plus such additions thereto and deletions therefrom arising in the ordinary course of business between the date hereof and the Closing Date.

         1.13 "Purchase Price" means the purchase price specified in Section 2.3 hereof.

         1.14 "Real Property" means all of the leasehold interests, easements, licenses, rights to access, rights-of-way and other real property interest which are used or held by Seller, or owned by Seller and useful, as of the date hereof, in the business operations of the Stations, plus such additions thereto and deletions therefrom arising in the ordinary course of business between the date hereof and the Closing Date.

         1.15 "Deposit" means the sum of Six Million Dollars ($6,000,000.00) deposited by Buyer in escrow upon the execution of this Agreement.

                                    SECTION 2

                           PURCHASE AND SALE OF ASSETS

         2.1 Agreement to Sell and Buy. Subject to the terms and conditions set forth in this Agreement, Seller hereby agrees to transfer and deliver to Buyer on the Closing Date, and Buyer agrees to purchase on the Closing Date, all of the Assets, free and clear of any claims, liabilities, mortgages, liens, pledges, conditions, charges or encumbrances of any nature whatsoever (except for those permitted in accordance with Sections 2.5, 3.5 or 3.6 below), more specifically described as follows:


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         (a) The Personal Property;

         (b) The Real Property,

         (c) The Licenses;

         (d) The Assumed Contracts;

         (e)  All  trademarks,   trade  names,   service  marks  and  all  other
information and similar intangible assets relating to the Stations, including those listed in Schedule 3.9 hereto;

         (f) All of the Seller's proprietary information, which relate to the Stations, including without limitation, technical information and data, machinery and equipment warranties, maps, computer discs and tapes, plans, diagrams, blueprints and schematics, including filings with the FCC which relate to the Stations;

         (g) All choses in action and rights under warranties of Seller relating to the Stations or the Assets;

         (h) All books and records relating to the business or operations of the Stations, including executed copies of the Assumed Contracts, and all records required by the FCC to be kept, subject to the right of Seller to have such books and records made available to Seller for a reasonable period, not to exceed three (3) years; and

         (i) All intangible assets of Seller relating to the Stations not specifically described above.

         2.2 Excluded Assets. The Assets shall exclude the following assets, in addition to those listed on Schedule 2.2:

         (a) The Seller's Accounts Receivable;

          (b) Seller's cash on hand as of the Closing Date and all other cash in any of Seller's bank or savings accounts; any and all insurance policies, letters of credit or other similar items and any cash surrender value in regard thereto; and any stocks, bonds, certificates of deposit and similar investments;

         (c) Any Contracts other than the Assumed Contracts;

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         (d) Any books and  records  which  Seller is required by law to retain, subject  to the right of Buyer to have  access and to copy for a period of three
(3) years from the Closing Date, and Seller's corporate records and other books and records related to internal corporate matters and financial relationships with Seller's lender;

         (e) Any claims, rights and interest in and to any refunds of federal, state or local franchise, income or other taxes or fees of any nature whatsoever for periods prior to the Closing Date; and

         (f) Any pension, profit-sharing or employee benefit plans, and any employment or collective bargaining agreement, except to the extent specifically assumed in Section 2.4 or 2.5 of this Agreement.

         2.3 Purchase Price. The Purchase Price shall be Sixty Million Dollars ($60,000,000.00) payable by Buyer to Seller as follows:

         A. Six Million Dollars ($6,000,000.00) to be deposited into escrow pursuant to the Escrow Agreement in Schedule 2.3 upon the execution of this Agreement to secure Buyers performance hereunder

         B. The Purchase Price shall be adjusted to reflect any adjustments or prorations made at Closing as provided in Section 2.4 hereof.

         C. The Purchase Price, including the adjustment set forth in subsection 2.3B and any credit for funds drawn against the Deposit by Seller pursuant to the Escrow Agreement, shall be payable to Seller by wire transfer of immediately available federal funds to such accounts as are designated by Seller in written instructions to Buyer.

         2.4 Adjustments and Prorations. All revenues arising from the Stations up until midnight on the day prior to the Closing Date, and all expenses arising from the Stations up until midnight on the day prior to the Closing Date, including business and license fees (including any retroactive adjustments thereof), utility charges, real and personal property taxes and assessments levied against the Assets, accrued employee benefits such as vacation time, property and equipment rentals, applicable copyright or other fees, sales and service charges, taxes (except for taxes arising from the transfer of the Assets hereunder), and similar prepaid and deferred items, shall be prorated between Buyer and Seller in accordance with the principle that Seller shall receive all revenues, and all refunds to Seller and deposits of Seller held by third parties, and shall be responsible for all expenses, costs and liabilities allocable to the conduct of the business or operations of the

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Stations for the period prior to the Closing  Date,  and Buyer shall receive all revenues and shall be responsible for all expenses, costs and obligations allocable to the conduct of the business or operations of the Stations on the Closing Date and for the period thereafter. Buyer shall receive credit to the extent of the value (as calculated in Seller's financial statements consistent with past practice) of any and all advertising time to be run following the Closing for which trade or barter consideration has been received by the Seller prior to the closing ("Negative Trade Balance"), but only if and to the extent
the  Negative  Trade  Balance  exceeds  Forty  Thousand   Dollars   ($40,000.00)
Notwithstanding the foregoing, there shall be no adjustment for, and Seller shall remain solely liable with respect to, any Contracts not included in the Assumed Contracts, or any other obligation or liability not being assumed by Buyer in accordance with Section 2.5 hereof.

         A. Any adjustments or prorations will, insofar as feasible, be determined and paid on the Closing Date, with final settlement and payment being made in accordance with the procedures set forth in Section 2.4B hereof.

         B. Within sixty (60) days after the Closing Date, Buyer shall deliver to Seller a certificate (the "Closing Certificate"), signed by a senior officer of Buyer after due inquiry by such officer but without any personal liability to such officer, providing a compilation of the adjustments and prorations to be made pursuant to this Section 2.4, including any adjustments and prorations made at Closing, together with a copy of any working papers relating to such Closing Certificate and such other supporting evidence as Seller may reasonably request. If Seller determines that the Closing Certificate accurately reflects the adjustments and prorations to be made pursuant to this Section 2.4, Buyer shall pay such agreed upon amount to Seller or Seller shall pay such agreed upon amount to Buyer, as appropriate. If Seller shall conclude that the Closing Certificate does not accurately reflect the adjustments and prorations to be made pursuant to this Section 2.4, Seller shall, within thirty (30) days after its receipt of the Closing Certificate, provide to Buyer its written statement of any discrepancies believed to exist. Joseph L. Winn, Chief Financial Officer, on behalf of Buyer, and Janette Nickel, Comptroller, on behalf of Seller, or their respective designees, shall attempt jointly to resolve the discrepancies within fifteen (15) days after receipt of Seller's discrepancy statement, which resolution, if achieved, shall be binding upon all parties to this Agreement and not subject to dispute or review. If such representatives cannot resolve the discrepancy to their mutual satisfaction within such fifteen ( 15) day period, Buyer and Seller shall, within the following ten (10) days, jointly designate a nationally known independent public accounting firm to be retained to review the Closing Certificate together with Seller's discrepancy statement and any other relevant documents. The cost of retaining such independent public accounting firm shall be borne equally by Buyer and Seller. Such firm shall report its conclusions as to adjustments pursuant to this Section 2.4, which report shall be conclusive on all parties to this Agreement and

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not subject to dispute or review.  If,  after  adjustment  as  appropriate  with respect to the amount of the aforesaid adjustments paid or credited at the Closing, Buyer is determined to owe an amount to Seller, Buyer shall pay such amount to Seller, and if Seller is determined to owe an amount to Buyer, Seller shall pay such amount thereof to Buyer, in each case within ten (l0) days of such determination.

         2.5 Assumption of Liabilities and Obligations. As of the Closing Date, Buyer shall pay, discharge and perform (i) all of the obligations and liabilities of Seller under the Licenses and the Assumed Contracts insofar as they relate to the time period on and after the Closing Date, and arising out of events occurring on or after the Closing Date, (ii) all obligations and liabilities arising out of events occurring on or after the Closing Date related to Buyer's ownership of the Assets or its conduct of the business or operations of the Stations on or after the Closing Date, and (iii) all obligations and liabilities for which Buyer receives a proration adjustment hereunder. All other obligations and liabilities of Seller, including (i) any obligations under any Contract not included in the Assumed Contracts, (ii) any obligations under the Assumed Contracts relating to the time period prior to the Closing Date, (iii) any claims or pending litigation or proceedings relating to the operation of the Stations prior to the Closing Date and (iv) those related to employees as set forth in Section 6.9 herein shall remain and be the obligations and liabilities solely of Seller.

         2.6. Tax Allocation. The Purchase Price shall be allocated among the Assets being purchased in accordance with an independent appraisal by B I A to be undertaken by Buyer, in compliance with Section 1060 of the Internal Revenue Code ("IRC") and the regulations promulgated thereunder and reasonably acceptable to Seller. Such allocation shall be set forth on IRC Form 8594 (in a manner mutually agreed to by the parties) and filed with the Internal Revenue Service following the Closing as required by law; provided, however, that Seller shall be under no obligation to accept such allocation.

                                    SECTION 3

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Buyer as follows:

         3.1 Organization. Standing and Authority. Seller is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Florida. Seller has all requisite partnership power and authority
(i) to own,  lease and use the Assets as  presently  owned,  leased and used and
(ii) to conduct the business or operations of the Stations as presently conducted. Seller has all requisite partnership power and

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authority to execute and deliver this  Agreement and the documents  contemplated hereby and to perform and comply with all of the terms, covenants and conditions to be performed and complied with by Seller hereunder and thereunder. Seller is not a participant in any joint venture or partnership with any other person or entity with respect to any part of the Stations's operations or the Assets.

         3.2 Authorization and Binding Obligation. The execution, delivery and performance of this Agreement by Seller has been duly authorized by all necessary partnership action on the part of Seller. This Agreement has been duly executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms except as the enforceability hereof may be affected by bankruptcy, insolvency or similar laws affecting creditors' rights generally, or by court-applied equitable remedies.

         3.3 Absence of Conflicting Agreements. Subject to obtaining the Consents, the execution, delivery and performance of this Agreement and the documents contemplated hereby (with or without the giving of notice, the lapse of time, or both): (i) does not require the consent of any third party; (ii) will not conflict with any provision of the partnership agreement of Seller;
(iii) will not conflict with, result in a breach of, or constitute a default under, any law, judgment, order, ordinance, decree, rule, regulation or ruling of any court or governmental instrumentality, which is applicable to Seller;
(iv) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under or accelerate or permit the acceleration of any performance required by the terms of any material agreement, instrument, license or permit to which Seller is a party or by which it may be bound; or (v) will not create any claim, liability, mortgage, lien, pledge, condition, charge or encumbrance of any nature whatsoever upon the Assets.

         3.4 Licenses. Schedule 3.4 includes a true and complete list of the Licenses. Seller has delivered to Buyer true and complete copies of the Licenses (including any and all amendments and other modifications thereto). As described in Schedule 3.4, the Licenses were validly issued with Seller being the authorized legal holder thereof. The Licenses comprise all of the licenses, permits and other authorizations required from any governmental or regulatory authority for the lawful conduct of the business or operations of the Stations. Seller has no reason to believe that the Licenses will not be renewed by the FCC or other granting authority in the ordinary course.

         3.5 Condition of Real Property. Schedule 3.5 contains descriptions of all the Real Property (including the location of all improvements thereon), which comprises all real property interest necessary to conduct the business or operations of the Stations as now conducted. Seller shall deliver to Buyer true


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and  complete  copies  of  all  deeds,  leases  or  other  material  instruments pertaining to the Real Property (including any and all amendments and other modifications of such instruments), all of which instruments are valid, binding and enforceable in accordance with their terms. Seller is not in material breach, nor to Seller's knowledge is any other party in material breach, of the terms of any of such leases or other instruments. All Real Property (including the improvements thereof) (i) is in good condition and repair consistent with its present use reasonable wear and tear excepted, (ii) is available for immediate use in the conduct of the business or operations of the Stations, and
(iii), to Seller's best knowledge,  materially complies as described in Schedule
3.5 hereof with all applicable building, electrical and zoning codes and all regulations of any governmental authority having jurisdiction. Seller has full legal and practical access to the Real Property.

         3.6 Title to and Condition of Personal Property. Schedule 3.6 hereof contains descriptions of all material items of the Personal Property, which comprises all personal property necessary to conduct the business or operations of the Stations as now conducted. Except as described in Schedule 3.6, Seller owns and has good title to al1 Personal Property. None of the Personal Property owned by Seller is subject to any security interest, mortgage, pledge, conditional sales agreement or other lien or encumbrance, except for (i) liens for current taxes not yet due and payable and (ii) any other claims or encumbrances which are described in Schedule 3.6 and annotated to indicate that such claims or encumbrances shall be removed prior to or at Closing. Except as shown in Schedule 3.6, the Personal Property taken as a whole is in good operating condition and repair (ordinary wear and tear excepted), and is available for immediate use in the business or operations of the Stations, and the transmitting and studio equipment included in the Personal Property (i) has been maintained in a manner consistent with generally accepted standards of good engineering practice and (ii) will permit the Stations and any unit auxiliaries thereto to operate in accordance with the terms of the FCC Licenses and the rules and regulations of the FCC, and with all other applicable federal, state and local statutes, ordinances, rules and regulations.

         3.7 Contracts. Schedule 3.7 contains descriptions of all the Contracts except for: (i) contracts with advertisers for the sale of time or talent on the Stations for cash and substantially at rate card rates and which are not prepaid and which may be cancelled by the Stations without penalty on not more than thirty (30) days notice, (ii) employment contracts and miscellaneous service contracts terminable at will without penalty and (iii) other contracts not involving either aggregate liabilities under all such contacts exceeding Five Thousand Dollars ($5,000.00) or any material non-monetary obligation. Seller has delivered to Buyer true and complete copies of all written Contracts and true and complete memoranda of all oral Contracts (including any and all amendments and other modifications to such Contracts). Other than the Contracts, Seller requires no contract or agreement to enable it to carry on its business as presently conducted. All of the Assumed Contracts are in

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full force and effect and are valid,  binding and enforceable in accordance with their terms, except as the enforceability thereof may be affected by bankruptcy, insolvency or similar laws affecting creditors' rights generally, or by court-applied equitable remedies. Seller is not in material breach, nor to Seller's knowledge is any other party in material breach7 of the terms of any such Contracts. Except as expressly set forth in Schedule 3.7, Seller is not aware of any intention by any party to any Assumed Contract (i) to terminate such contract or amend the terms thereof, (ii) to refuse to renew the same upon expiration of its term or (iii) to renew the same upon expiration only on terms and conditions which are more onerous than those pertaining to such existing contract. Except for the Consents, Seller has full legal power and authority to assign its rights under the Assumed Contracts to Buyer in accordance with this Agreement, and such assignment will not affect the validity, enforceability and continuation of any of the Assumed Contracts.

         3.8 Consents. Except for the FCC Consent provided for in Section 6.1 hereof, the Premerger Notification Requirements Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. and the other Consents indicated in Schedule
3.7 or described in Schedule 3.8, no consent, approval, permit or authorization of, or declaration to or filing with any governmental or regulatory authority or any other third party is required (i) to consummate this Agreement and the transaction contemplated hereby, (ii) to permit Seller to assign or transfer the Assets to Buyer or (iii) to enable Buyer to conduct the business or operations of the Stations in essentially the same manner as such business or operations are presently conducted.

         3.9 Trademarks. Trade Names and Copyrights. Schedule 3.9 is a true and complete list of all copyrights, trademarks, tradenames, licenses, patents, permits, jingles, privileges and other similar intangible property rights and interests (exclusive of those required to be listed in Schedule 3.4) applied for, issued to or owned by Seller, or under which Seller is licensed or franchised, and used or useful in the conduct of the business or operations of the Stations, all of which are valid and in good standing and uncontested. Seller has delivered to Buyer copies of all documents establishing such rights, licenses or other authority. Seller is not aware that it is infringing upon or otherwise acting adversely to any trademarks, trade names, copyrights, patents, patent applications, know-how, methods or processes owned by any other person or persons, and there is no claim or action pending, or to the knowledge of Seller threatened, with respect thereto.

         3.10 Financial Statements. True and complete copies of audited financial statements of Seller containing balance sheets and statements of income for Seller's fiscal years ended December 31, 1994,1995 and 1996 (collectively, the "Financial Statements") shall be supplied promptly to Buyer upon the execution of this Agreement. The Financial Statements are prepared in accordance with generally accepted accounting principles, consistently applied, are true and correct in all material respects and present fairly the operating

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income and financial  condition of the Stations as of their respective dates and the results of operations for the periods then ended.

         3.11 Insurance. All of the tangible property included in the Assets is insured against loss or damage in amounts generally customary in the broadcast industry. Schedule 3.11 comprises a true and complete list of all insurance policies of Seller which insure any part of the Assets. All policies of insurance listed in Schedule 3.11 are in full force and effect. During the three
(3) year period ending on the date hereof, no insurance policy of Seller on the Assets or the Stations has been canceled by the insurer and no application of Seller for insurance has been rejected by any insurer.

         3.12 Reports. Except where failure to do so would not have a material adverse effect on the ownership or operation of the Stations, all returns, reports and statements which the Stations is currently required to file with the FCC or with any other governmental agency have been filed, all reporting requirements of the FCC and other governmental authorities having jurisdiction thereof have been complied with and all such reports, returns and statements are substantially complete and correct as filed. The Stations's public inspection file is located in the Stations's city of license, with a duplicate copy at the main studio, and is in compliance with the FCC's rules and regulations.

         3.13 Employee Benefit Plans. Schedule 3.13 contains a true and complete list as of the date of this Agreement of all employee benefit plans or arrangements applicable to the employees of Seller employed at the Stations and all fixed or contingent liabilities or obligations of Seller with respect to any person now or formerly employed by Seller at the Stations, including pension or thrift plans, individual or supplemental pension or accrued compensation arrangements, contributions to hospitalization or other health or life insurance programs, incentive plans, bonus arrangements and vacation and termination arrangements or policies, including workers' compensation policies. Seller has furnished or made available to Buyer true and complete copies of all employee handbooks, employee rules and regulations, all applicable plan documents, trust documents, insurance contracts, contracts with employees and summary plan descriptions of the written plans and arrangements listed in Schedule 3.13, and with descriptions, in writing, of the unwritten plans listed in Schedule 3.13. All employee benefits and welfare plans or arrangements listed in Schedule 3.13 were established and have been executed, managed and administered without material exception in accordance with all applicable requirements of the Internal Revenue Code of 1986, as amended, of the Employee Retirement Income Security Act of 1974, as amended, and of other applicable laws. Seller is not aware of the existence of any governmental audit or examination of any of such plans or arrangements or of any facts which would lead it to believe that any such audit or examination is pending or threatened. There exists no action, suit or claim (other than routine claims for benefits) with respect to any of such plans or arrangements pending or, to the knowledge of Seller, threatened against any of such plans or arrangements, and Seller possesses no knowledge of any facts which could give rise to any such action, suit or claim.

         3.14 Labor Relations. Seller is not a party to or subject to any collective bargaining agreements with respect to the Stations except as described in Schedule 3.7 hereto. Seller has no written or oral contracts of employment with any employee of the Stations, other than those listed in
Schedule 3.14. Seller has provided Buyer with true and complete copies of all such written contracts of employment and true and complete memoranda of any such oral contracts. Seller, in the operation of the Stations has complied in all material respects with all applicable laws, rules and regulations relating to the employment of labor, including those related to wages, hours, collective bargaining, occupational safety, discrimination and the payment of social security and other payroll related taxes, and it has not received any notice alleging that it has failed to comply in any material respect with any such laws, rules or regulations. No controversies, disputes or proceedings are pending or to the best of Seller's knowledge, threatened7 between it and employees (collectively) of the Stations. No labor union or other collective bargaining unit represents any of the employees of the Stations. To the best knowledge of Seller7 there is no union campaign being conducted to solicit cards from employees to authorize a union to request a National Labor Relations Board certification election with respect to any of Seller's employees at the Stations.

         3.15 Taxes. Seller has filed or caused to be filed all federal income tax returns and all other federal, state, county, local or city tax returns which are required to be filed, and it has paid or caused to be paid all taxes shown on said returns or on any tax assessment received by it to the extent that such taxes have become due, or has set aside on its books reserves (segregated to the extent required by sound accounting practice) deemed by it to be adequate with respect thereto. No events have occurred which could impose on Buyer any transferee liability for any taxes, penalties or interest due or to become due from Seller.

         3.16 Claims: Legal Actions. Except as set forth in Schedule 3.16, and except for any investigations and rule-making proceedings generally affecting the broadcasting industry, there is no claim, legal action, counterclaim, suit, arbitration, governmental investigation or other legal, administrative or tax proceeding, nor any order, decree or judgment, in progress or pending, or to the knowledge of Seller, threatened, against or relating to Seller, the Assets or the business or operations of the Stations, nor does Seller know of any basis for the same. In particular, except as set forth in Schedule 3.16, but without limiting the generality of the foregoing, there are no applications, complaints or proceedings pending or, to the best of its knowledge, threatened (i) before the FCC relating to the business or operations of the Stations other than applications, complaints or proceedings which affect the radio industry generally, (ii) before any federal or state agency involving charges of illegal discrimination by the Stations under any federal or state employment laws or regulations or (iii) against Seller or the Stations before any federal, state or local agency involving environmental or zoning laws or regulations.

         3.17 Compliance with Laws. To the best knowledge of Seller, Seller has complied in all material respects with (i) the Licenses and (ii) all applicable federal, state and local laws, rules, regulations and ordinances. To the best knowledge of Seller, neither the ownership or use, nor the conduct of the business or operations, of the Stations conflicts with rights of any other person, firm or corporation. To the best of its knowledge, there has been no production, storage, treatment, recycling, disposal, use, generation, discharge, release or other handling or disposition of any kind by Seller of any toxic or hazardous wastes, substances, products, pollutants or materials of any kind, including, without limitation, petroleum and petroleum products and asbestos, or any other wastes, substances, products, pollutants or material regulated under any environmental laws at, in, on, from or under the Real Property or any structure or improvement on the Real Property which in any event is in material violation of environmental law. The operations of Seller are and have been conducted in material compliance with all applicable environmental laws. Seller knows of no notices, claims or pending or threatened actions or suits of an environmental nature involving the Real Property or Seller's operation of the Stations.

         3.18 Conduct of Business in Ordinary Course. Since January 1, 1996, Seller has conducted the business and operations of the Stations only in the ordinary course and has not:

         (a) Suffered any damage, destruction or loss affecting the Assets or;

         (b) Made any sale, assignment, lease or other transfer of any of Seller's properties other than in the normal and usual course of business with suitable replacements being obtained therefor.

         3.19 Full Disclosure. No representation or warranty made by Seller herein nor any certificate, document or other instrument furnished or to be furnished by Seller pursuant hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact known to Seller and required to make the statements herein or therein not misleading.

                                    SECTION 4

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Seller as follows:

         4.1 Organization. Standing and Authority. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is and shall be, at Closing, qualified to conduct business in the State of California. Buyer has all requisite corporate power and authority to execute and deliver this Agreement and the documents contemplated hereby and to perform and comply with all of the terms, covenants and conditions to be performed and complied with by Buyer hereunder and thereunder.

         4.2 Authorization and Binding Obligation. The execution, delivery and performance of this Agreement by Buyer have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as the enforceability hereof may be affected by bankruptcy, insolvency or similar laws affecting creditors' rights generally, or by court-applied equitable remedies.

         4.3 Absence of Conflicting Agreements. Subject to obtaining the Consents, the execution, delivery and performance of this Agreement and the documents contemplated hereby (with or without the giving of notice, the lapse of time, or both): (i) does not require the consent of any third party; (ii) will not conflict with the Articles of Incorporation or Bylaws of Buyer; (iii) will not conflict with, result in a breach of, or constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of, any material agreement, instrument, licenses or permit to which Buyer is a party or by which Buyer may be bound.

         4.4 Full Disclosure. No representation or warranty made by Buyer herein nor any certificate, document or other instrument furnished or to be furnished by Buyer pursuant hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact known to Buyer and required to make the statements herein or therein not misleading.

                                    SECTION 5

                               COVENANTS OF SELLER


         5.1 Pre-Closing Covenants. Except as contemplated by this Agreement or with the prior written consent of Buyer, not to be unreasonably withheld, between the date hereof and the Closing Date, Seller shall operate the Stations in the ordinary course of business in accordance with its past practices (except where such would conflict with the following covenants or with Seller's other obligations hereunder), and abide by the following negative and affirmative covenants:

         A. Negative Covenants. Seller shall not do any of the following:

         (1) Compensation. Increase the compensation, bonuses or other benefits payable or to be payable to any person employed in connection with the conduct of the business or operations of the Stations, except in accordance with past practices;

         (2) Contracts. Enter into any trade or barter contracts, modify or amend any of the Assumed Contracts or enter into any new Contracts, each except in the ordinary course of business; provided that all new Contracts (other than Contracts for the sale of broadcast time) shall not involve either aggregate liabilities exceeding Twenty Thousand Dollars ($20,000.00) or any material non-monetary obligation;

         (3) Disposition of Assets. Sell, assign, lease or otherwise transfer or dispose of any of the Assets, except for assets consumed or disposed of in the ordinary course of business, where no longer used or useful in the business or operations of the Stations or in connection with the acquisition of replacement property of equivalent kind and value;

         (4) Encumbrances. Create, assume or permit to exist any claim, liability, mortgage, lien, pledge, condition, charge or encumbrance of any nature whatsoever upon the Assets, except for (i) those in existence on the date of this Agreement, disclosed in Schedules 3.5 and 3.6, or permitted by Sections 2.5, 3.5 or 3.6 and (ii) mechanics' liens and other similar liens which will be removed prior to the Closing Date;

         (5) Programing. Make any material changes in the broadcast hours or in the percentages of types of programming broadcast by the Stations, or make any other material changes in the Stations's programming policies, except such changes as in the good faith judgment of the Seller are required by the public interest;

         (6) Licenses. Do any act or fail to do any act which might result in the expiration, revocation, suspension or modification of any of the Licenses, or fail to prosecute with due diligence any applications to any governmental authority in connection with the operation of the Stations;

         (7) Rights. Waive any material right relating to the Stations; or

         (8) No Inconsistent Action. Take any action which is inconsistent with its obligations hereunder or which could hinder or delay the consummation of the transaction contemplated by this Agreement.

         B. Affirmative Covenants. Seller shall do the following:

         (1) Access to Information. At Buyer's expense, during normal business hours and with the prior approval of Seller's home office, allow Buyer and its authorized representatives reasonable access to the Assets and to all other properties, equipment, books, records, contracts and documents relating to the Stations for the purpose of audit and inspection and furnish or cause to be furnished to Buyer or its authorized representatives all information with respect to the affairs and business of the Stations as Buyer may reasonably request, it being understood that the rights of Buyer hereunder shall not be exercised in such a manner as to in any way interfere with the operations of the business of Seller; provided that neither the furnishing of such information to Buyer or its representatives nor any investigation made heretofore or hereafter by Buyer shall affect Buyer's rights to rely on any representation or warranty made by Seller in this Agreement, each of which shall survive any furnishing of information or any investigation;

         (2) Maintenance of Assets. Maintain all of the Assets or replacements thereof and improvements thereon in current condition (ordinary wear and tear excepted), and use, operate and maintain all of the above assets in a reasonable manner, with inventories or spare parts and expendable supplies being maintained at levels consistent with past practices;

         (3) Insurance. Maintain the existing insurance policies on the Stations and the Assets;

         (4) Consents. Use its reasonable efforts to obtain the Consents;

         (5) Books and Records. Maintain its books and records in accordance with past practices;

         (6) Notification. Promptly notify Buyer in writing of any unusual or material developments with respect to the business or operations of the Stations, and of any material change in any of the information contained in Seller's representations and warranties contained in Section 3 hereof or in the schedules hereto, provided that such notification shall not relieve Seller of any obligations hereunder;

         (8) Personnel. Promptly notify Buyer as personnel vacancies occur at the Stations and consider for employment all personnel recommended by Buyer for such vacant positions; provided that the choice of Seller to fill a position at the Stations with an individual other than one recommended by Buyer shall not relieve Buyer of any of its obligations hereunder;

         (9) Contracts. Prior to the Closing Date, deliver to Buyer a list of all Contracts entered into between the date hereof and the Closing Date of the type required to be listed in Schedule 3.,, together with the copies of such Contracts; and

         (10) Compliance with Laws. Comply in all material respects with all rules and regulations of the FCC, and all other laws, rules and regulations to which Seller, the Stations and the Assets are subject.

         5.2 Post-Closing Covenants. After the Closing, Seller will take such actions, and execute and deliver to Buyer such further deeds, bills of sale or other transfer documents as, in the reasonable opinion of counsel for Buyer and Seller, may be necessary to ensure, complete and evidence the full and effective transfer of the Assets to Buyer pursuant to this Agreement.

                                    SECTION 6

                        SPECIAL COVENANTS AND AGREEMENTS

         6.1 FCC Consent. The assignment of the FCC Licenses as contemplated by this Agreement is subject to the prior consent and approval of the FCC.

         A. As soon as possible, but in no event later than (__) business days after the execution of this Agreement, Buyer and Seller shall file with the FCC an appropriate application for FCC Consent. The parties shall prosecute said application with all reasonable diligence and otherwise use their best efforts to obtain the grant of such application as expeditiously as practicable. If the FCC Consent imposes any condition on any party hereto, such party shall use its best efforts to comply with such condition unless compliance would be unduly burdensome or would have a material adverse effect upon it. If reconsideration or judicial review is sought with respect to the FCC Consent, Buyer and Seller shall oppose such efforts to obtain reconsideration or judicial review (but nothing herein shall be construed to limit any party's right to terminate this Agreement pursuant to Section 9 of this Agreement).

          B. Within days of the execution of this agreement, if required by law, Buyer and Seller shall file the requisite forms with the Federal Trade
Commission pursuant to the Premerger Notification Requirements Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

          C. The transfer of the Assets hereunder is expressly  conditioned upon
(i) the grant of the FCC Consent without any materially adverse conditions on Buyer, (ii) compliance by the parties hereto with the condition (if any) imposed in the FCC Consent, (iii) the FCC Consent, through the passage of time or otherwise, becoming a Final Order; provided, though, that the condition that the FCC Consent shall have become a Final Order may be waived by Buyer, in its sole discretion, and (iv) Notice of Termination of the waiting period provided by
Section 7A (b) (1) of the Clayton Act and Section 803.10 (B) of the Premerger Notification Requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976

         6.2 Control of the Stations. Buyer shall not, directly or indirectly, control, supervise, direct or attempt to control, supervise or direct, the operations of the Stations; such operations, including complete control and supervision of all of the Stations's programs, employees and policies, shall be the sole responsibility of Seller until the completion of the Closing hereunder.

         6.3 Taxes, Fees and Expenses. Seller and Buyer shall each pay 50% of all sales, transfer and similar taxes and fees, if any, arising out of the transfer of the Assets pursuant to this Agreement. All filing fees required by the FCC and the Federal Trade Commission shall be paid equally by Seller and Buyer. Except as otherwise provided in this Agreement, each party shall pay its own expenses incurred in connection with the authorization, preparation, execution and performance of this Agreement, including all fees and expenses of counsel, accountants, agents and other representatives.

         6.4 Brokers. Buyer and Seller each represents and warrants that neither it nor any person or entity acting on its behalf has incurred any liability for any finders' or brokers' fees or commissions in connection with the transaction contemplated by this Agreement.

         6. 5 Noncompetition Agreement. Buyer and Seller and Seller's principal shall enter into at Closing a Noncompetition Agreement in the form set forth in
Schedule 6.5 attached hereto.

         6.6 Confidentiality. Except as necessary for the consummation of the transaction contemplated hereby, including Buyer's obtaining financing in any form or means of its choosing related hereto, each party hereto will keep confidential any information which is obtained from the other party in connection with the transaction contemplated hereby and which is not readily available to members of the general public, and will not use such information for any purpose other than in furtherance of the transactions contemplated hereby. In the event this Agreement is terminated and the purchase and sale contemplated hereby abandoned, each party will return to the other party all documents, work papers and other written material obtained by it in connection with the transactions contemplated hereby.

         6.7 Cooperation. Buyer and Seller shall cooperate fully with each other and their respective counsel and accountants in connection with any actions required to be taken as part of their respective obligations under this Agreement, and Buyer and Seller shall execute such other documents as may be necessary and desirable to the implementation and consummation of this Agreement, and otherwise use their best efforts to consummate the transaction contemplated hereby and to fulfill their obligations hereunder. Notwithstanding the foregoing, except as otherwise set forth herein, Buyer shall have no obligation (i) to expend funds to obtain the Consents or (ii) to agree to any adverse change in any License or Assumed Contract to obtain a Consent required with respect thereto.

         6.8 Risk of Loss.

         A. The risk of loss, damage or impairment, confiscation or condemnation of any of the Assets from any cause whatsoever shall be borne by Seller at all times prior to the completion of the Closing and by Buyer at all times following the completion of the Closing.

         B. If any damage or destruction of the Assets or any other event occurs which prevents signal transmission by the Stations in the normal and usual manner and Seller cannot restore or replace the Assets so that the conditions are cured and normal and usual transmission is resumed before the Closing Date, the Closing Date shall be postponed, for a period of up to sixty (60) days, to permit the repair or replacement of the damage or loss.

         C. In the event of any damage or destruction of the Assets described above, if such Assets have not been restored or replaced and the Stations's normal and usual transmission resumed within the sixty (60) day period specified above, Buyer may terminate this Agreement forthwith without any further obligation hereunder by written notice to Seller. Alternatively, Buyer may, at its option, proceed to close this Agreement and complete the restoration and replacement of such damaged Assets after the Closing Date, in which event Seller shall deliver to Buyer all insurance proceeds received in connection with such damage or destruction of the Assets to the extent not already expended by Seller arising in connection with such restoration and replacement.

         D. Notwithstanding any of the foregoing, Buyer may terminate this Agreement forthwith without any further obligation hereunder by written notice to Seller if any event occurs which prevents signal transmission by the Stations in the normal and usual manner for a consecutive period of five (5) or a cumulative period of fourteen (14) days between the date hereof and the Closing Date.

         6.9 Employee Matters:.

         A. Within thirty (30) business days after execution of this Agreement, Seller shall provide to Buyer an accurate list of all current employees of the Station together with a description of the terms and conditions of their respective employment (including salary, bonus and other benefit arrangements) and their duties as of the date of this Agreement, as well as the annual salaries thereof. Seller shall promptly notify Buyer of any changes that occur prior to Closing with respect to such information.

          B. Nothing contained in this Agreement shall confer upon any employee of Seller any right with respect to continued employment by Buyer, nor shall anything herein interfere with any right the Buyer may have after the Closing Date to (i) terminate the employment of any of the employees at any time, with or without cause, or (ii) establish or modify any of the terms and conditions of the employment of the employees in the exercise of its independent business judgment.

          C. Notwithstanding Paragraph 6.9B above, any of Seller's employees whom Buyer chooses not to hire as of the Closing Date or whose employment is continued at the Station by Buyer after Closing Date, but who are subsequently terminated, with or without cause, within six (6) months of the Closing Date, shall be paid three (3) months' severance by Buyer.

          D. Except as otherwise set forth herein, Buyer will not incur any liability on account of Seller's employees in connection with this transaction, including, without limitation, any liability on account of employment insurance contributions, termination payments, retirement, pension, profit-sharing, bonus, severance pay, disability, health, accrued vacation or other employee benefit plans, practices, agreements or understandings.

                                    SECTION 7

                  CONDITIONS TO OBLIGATIONS OF BUYER AND SELLER



          7.1 Conditions of Obligations of Buyer. All obligations of Buyer at the Closing thereunder are subject to the fulfillment prior to and at the Closing Date of each of the following conditions:

          A. Representations and Warranties. The representations and warranties of Seller in this Agreement shall be true and complete in all material respects at and as of the Closing Date, except for changes contemplated by this Agreement, as though such representations and warranties were made at and as of such time.

         B. Covenants and Conditions. Seller shall have in all material respects performed and complied with the covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

         C. Consents. Each of the Consents marked as "material" on Schedule 3., shall have been duly obtained and delivered to Buyer with no material adverse change to the terms of the License or Assumed Contract with respect to which such Consent is obtained.

         D. Licenses. Seller shall be the holder of the Licenses, and there shall not have been any modification of any of such Licenses which has an adverse effect on the Stations or the conduct of its business or operations. No proceeding shall be pending the effect of which would be to revoke, cancel, fail to renew, suspend or modify adversely any of the Licenses.

         E. Deliveries. Seller shall have made or stand willing and able to make all the deliveries to Buyer set forth in Section 8.2

         F. Adverse Change. Between the date of this Agreement and the Closing Date, there shall have been no Material Adverse Change (as such term is defined below) in the Assets or t-h-e Station, including, without limitation, any damage, destruction or loss (subject to the provisions of Section 6.8) affecting the Assets. For purposes of this Agreement, "Material Adverse Change" shall be deemed to have occurred only if the gross sales of the Station from the date hereof until the Closing Date shall be more than twenty percent (20%) less than the Station during the same period during the prior year. Notwithstanding the previous sentence, if, during the period between the date hereof and the Closing Date, the total gross radio sales in the San Bernardino market, as determined by Miller, Kaplan, Arase and Co., shall be less than the total radio sales in the San Bernardino market during the same period during the prior year, Material Adverse Change shall only be deemed to have occurred if the gross sales of the Station, from the date hereof until the Closing Date, shall have declined by more than (i) twenty percent (20%) from the same period during the prior year plus (ii) the percentage by which the gross radio sales have fallen in the San Bernardino market from the date hereof until the Closing Date versus the prior year. Any format attack on the Station or decline in ratings of the Station shall not be considered a Material Adverse Change.

         7.2 Conditions to Obligations of Seller. The obligations of Seller at the Closing thereunder are subject to the fulfillment prior to and at the Closing Date of each of the following conditions:

         A. Representations and Warranties. The representations and warranties of Buyer contained in this Agreement shall be true and complete in all material respects at and as of the Closing Date, except for changes contemplated by this Agreement, as though such representations and warranties were made at and as of such time.

         B. Covenants and Conditions. Buyer shall have in all material respect performed and complied with the covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

         C. Deliveries. Buyer shall have made or stand willing and able to make all the deliveries set forth in Section 8.3 hereof.

                                    SECTION 8

                         CLOSING AND CLOSING DELIVERIES

          8.1 Closing. The closing shall take place at 10:00 am on a date, to be set by Buyer, upon five (5) days written notice to Seller, no later than ten
(10) days following the date upon which the FCC Consent has become a Final Order (the "Closing Date"); provided, however, that Buyer may waive the requirement for a Final Order and schedule the Closing Date, with five (5) days written notice to Seller, at any time after the receipt of FCC Consent. Closing shall be held at the offices of Buyer at 116 Huntington Avenue, Boston,

Massachusetts or such other place as shall be mutually agreed to by Buyer and Seller. In no event shall the closing take place prior to January , 1998.

         8.2 Deliveries by Seller. Prior to or on the Closing Date, Seller shall deliver to Buyer the following, in form and substance reasonably satisfactory to Buyer and its counsel:

         A. Transfer Documents. Duly executed bills of sale, assignments and other transfer documents which shall be sufficient to vest good and marketable title to the Assets in the name of Buyer or its permitted assignees, free and clear of any claims, liabilities, mortgages, liens, pledges, conditions, charges or encumbrances of any nature whatsoever (except for those permitted in accordance with Sections 2.5, 3.5 or 3.6 hereof);

         B.  Consents.  The original of each  Consent  marked as  "material"  on
Schedule 3.,;

         C. General Partner's Certificate. A certificate, dated as of the Closing Date, executed by the General Partner of Seller, certifying that (i) the representations and warranties of Seller contained in this Agreement are true and complete in all material respects as of the Closing Date, except for changes contemplated by this Agreement, as though made on and as of that date, and (ii) Seller has, in all material respects, performed its obligations and complied with its covenants set forth in this Agreement to be performed and complied with prior to or on the Closing Date;

         D. Limited Partner's Consent. A certificate executed by all of the Limited Partners of Seller authorizing and approving the execution of this Agreement and the consummation of the transaction contemplated hereby by the General Partner.

         E. Certificate of Good Standing. A certificate of good standing for Amaturo Group of California, Ltd. from the State of Florida, as of a date not more than fifteen (15) days before the Closing Date and by Seller's General Partner as of the Closing Date and a copy of Seller's Limited Partnership Agreement as in effect on the date hereof certified by Seller's General Partner.

         F. Tax. Lien and Judgment Searches. A search for Uniform Commercial Code ("UCC"), lien and judgment filings in the Secretary of State's records of the State of Florida, and in the records of those towns or cities where the Assets are located, such searches having been made no earlier than fifteen (15) days prior to the Closing Date;

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



         G. Licenses. Contracts. Business Records. Etc. Copies of all licenses, Assumed Contracts, blueprints, schematics, working drawings, plans, projections, statistics, engineering records and all files and records used by Seller in connection with its operations of the Stations;

         H. Noncompetition Agreement. The Noncompetition Agreement as set forth in Schedule 6.5; and

         I. Opinions of Counsel. Opinions of Seller's general and communications counsel, Cara Ebert Cameron, P.A., dated as of the Closing Date, and addressed to Buyer and at Buyer's directions, to Buyer's lenders, substantially in the form of Schedule 8.2(i) hereto.

         8.3 Deliveries by Buyer. Prior to or on the Closing Date, Buyer shall deliver to Seller the following, in form and substance reasonably satisfactory to Seller and its counsel:

         A. Purchase Price. The Purchase Price as provided in Section 2.3 hereof.

         B. Assumption Agreements. Appropriate assumption agreements, pursuant to which Buyer shall assume and undertake to perform Seller's obligations under the Licenses and Assumed Contracts arising on or after the Closing Date;

         C. Officer's Certificate. A certificate, dated as of the Closing Date, executed by the President or Vice President of Buyer, certifying (i) that the representations and warranties of Buyer contained in this Agreement are true and complete in all material respects as of the Closing Date, except for changes contemplated by this Agreement, as though made on and as of that date, and (ii) that Buyer has, in all material respects, performed its obligations and complied with its covenants set forth in this Agreement to be performed or complied with on or prior to the Closing Date;

         D. Secretary's Certificate. A certificate, dated as of the Closing Date, executed by Buyer's Secretary: (i) certifying that the resolutions, as attached to such certificate, were duly adopted by Buyer's Board of Directors, authorizing and approving the execution of this Agreement and the consummation of the transaction contemplated hereby and that such resolutions remain in full force and effect; and (ii) certifying a copy of the corporate charter, articles of incorporation and Bylaws of Buyer as in effect on the date hereof and as of the Closing Date;

         E. Opinion of Counsel. An opinion of Buyer's General Counsel dated as of the Closing Date and addressed to Seller, substantially in the form of
Schedule 8.3(e) hereto.

                                    SECTION 9

                           RIGHTS OF BUYER AND SELLER
                            ON TERMINATION OR BREACH

         9.1 Termination Rights. This Agreement may be terminated by either Buyer or Seller if the terminating party is not then in breach of any material provision of this Agreement, upon written notice to the other party, upon the occurrence of any of the following:

          A. If on the Closing Date (i) any of the conditions precedent to the obligations of the terminating party set forth in Section , of this Agreement shall not have been materially satisfied and (ii) satisfaction of such condition shall not have been waived by the terminating party;

         B. If the application for FCC Consent shall be set for hearing by the FCC for any reason;

         C. If the Closing shall not have occurred on or before the first anniversary of this Agreement.

         Upon termination: (i) if neither party hereto is in breach of any material provision of this Agreement, the parties hereto shall not have any further liability to each other; (ii) if Seller shall be in breach of any material provision of this Agreement, Buyer shall have only the rights and remedies provided in Section 9.3 hereof; or (iii) if Buyer shall be in breach of any material provision of this Agreement, Seller shall be entitled only to liquidated damages as provided in Section 9.2 hereof. If, upon termination, Buyer shall not be in breach of any material provision of this Agreement, the Deposit plus all interest or other proceeds from the investment thereof, less any compensation due the Escrow Agent, shall be paid to Buyer.

         9.2 Liquidated Damages. In the event this Agreement is terminated by Seller due to a material breach by Buyer of its representations, warranties, covenants and other obligations under this Agreement, then the Deposit and all interest earned thereon shall be retained by Seller as liquidated damages, it being agreed that the Deposit shall constitute full payment for any and all damages suffered by Seller by reason of Buyer's breach of this Agreement. Buyer and Seller agree in advance that actual damages would be difficult to ascertain and that the amount of the Deposit is a fair and equitable amount to reimburse Seller for damages sustained due to Buyer's failure to consummate this Agreement. In the event of a material breach by Buyer under this Agreement, all interest on or other proceeds from the investment of the Deposit shall be retained by Seller.

         9.3 Specific Performance. The parties recognize that in the event Seller should refuse to perform under the provisions of this Agreement, monetary damages alone will not be adequate. Therefore, in the event Seller shall refuse to perform under this Agreement, Buyer shall be entitled to obtain specific performance of the terms of this Agreement. In the event of any action to enforce this Agreement, Seller hereby waives the defense that there is an adequate remedy at law.

         9.4 Legal Fees and Expense. In the event of a default by a party hereto (the "Defaulting Party") which results in the filing of a lawsuit for damages, specific performance or other remedy, the other party (the "Non-defaulting Party") shall be entitled to reimbursement by the Defaulting Party of reasonable legal fees and expenses incurred by the Nondefaulting Party in the event the Non-defaulting Party prevails.

                                   SECTION 10

                    SURVIVAL OF REPRESENTATIONS AND WARRANTS
                               AND INDEMNIFICATION

         10.1 Representations and Warranties. All representations and warranties contained in this Agreement shall be deemed continuing representations and warranties and shall survive the Closing Date for a period of fifteen (15) months (the "Survival Period"). No claim for indemnification may be made under this Section 10 (except for Section 10.3(a) or related claims under Section 10.3(c)) after the expiration of the Survival Period. Any investigations by or on behalf of any party hereto shall not constitute a waiver as to enforcement of any representation or warranty contained herein, except that insofar as any party has knowledge of any misrepresentation or breach of warranty at Closing and such knowledge is documented in writing at Closing, such party shall be deemed to have waived such misrepresentation or breach.

         10.2 Indemnification by Seller. Seller shall indemnify and hold Buyer harrnless against and with respect to, and shall reimburse Buyer for:

         (a) Any and all losses, liabilities or damages resulting from any untrue representation, breach of warranty or non-fulfillment of any covenants by Seller contained herein or in any certificate delivered to Buyer hereunder;

         (b) Any and all obligations of Seller not assumed by Buyer pursuant to the terms hereof;

         (c) Any and all losses, liabilities or damages resulting from Seller's operation or ownership of the Stations prior to the Closing Date, including any and all liabilities arising under the Licenses or the Assumed Contracts which relate to events occurring prior to the Closing Date; and

         (d) Any and all actions, suits, proceedings, claims, demands, assessments, judgments and reasonable costs and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof.

         10.3 Indemnification by Buyer. Buyer shall indemnify and hold Seller harmless against and with respect to, and shall reimburse Seller for:

         (a) Any and all losses, liabilities or damages resulting from any untrue representation, breach of warranty or non-fulfillment of any covenants by Buyer contained herein or in any certificate delivered to Seller hereunder;

         (b) Any and all losses, liabilities or damages resulting from Buyer's operation or ownership of the Stations on or after the Closing Date, including any and all liabilities or obligations arising under the Licenses or the Assumed Contracts which relate to events occurring after the Closing Date or otherwise assumed by Buyer under this Agreement; and

         (c) Any and all actions, suits, proceedings, claims, demands, assessments, judgments and reasonable costs and expenses, including reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof.

         10.4 Procedures for Indemnification. The procedures for indemnification shall be as follows:

         A. The party claiming the indemnification (the "Claimant") shall promptly give notice to the party from whom indemnification is claimed (the "Indemnifying Party") of any claim, whether between the parties or brought by a third party, specifying (i) the factual basis for such claim and
(ii) the amount of the claim. If the claim relates to an action, suit or proceeding filed by a third party against Claimant, such notice shall be given by Claimant within five (5) days after written notice of such action, suit or proceeding was given to Claimant.

         B. Following receipt of notice from the Claimant of a claim, the Indemnifying Party shall have thirty (3Q) days to make such investigation of the claim as the Indemnifying Party deems necessary or desirable. For the purposes of such investigation, the Claimant agrees to make available to the Indemnifying Party and/or its authorized representative(s) the information relied upon by the Claimant to substantiate the claim. If the Claimant and the Indemnifying Party agree at or prior to the expiration of said thirty (30) day period (or any mutually agreed upon extension thereof) to the validity and amount of such claim, or if the Indemnifying Party does not respond to such notice, the Indemnifying Party shall immediately pay to the Claimant the full amount of the claim. Buyer shall not be entitled to apply any of the Accounts Receivable collected on behalf of Seller to a claim as to which Buyer may be entitled to indemnification hereunder. If the Claimant and the Indemnifying Party do not agree within said period (or any mutually agreed upon extension thereof), the Claimant may seek appropriate legal remedy.

         C. With respect to any claim by a third party as to which the Claimant is entitled to indemnification hereunder, the Indemnifying Party shall have the right, at its own expense, to participate in or assume control of the defense of such claim, and the Claimant shall cooperate fully with the Indemnifying Party, subject to reimbursement for reasonable actual out-of-pocket expenses incurred by the Claimant as the result of a request by the Indemnifying Party. If the Indemnifying Party elects to assume control of the defense of any third-party claim, the Claimant shall have the right to participate in the defense of such claim at its own expense.

         D. If a claim, whether between the parties or by a third party, requires immediate action, the parties will make all reasonable efforts to reach a decision with respect thereto as expeditiously as possible.

         E. f the Indemnifying Party does not elect to assume control or otherwise participate in the defense of any third party claim, it shall be bound by the results obtained in good faith by the Claimant with respect to such claim.

         F. The indemnification rights provided in Sections 10.2 and 10.3 hereof shall extend to the shareholders, directors, officers, partners employees and representatives of the Claimant although for the purpose of the procedures set forth in this Section 10.4, any indemnification claims by such parties shall be made by and through the Claimant.

         10.5 Deductible. The obligation of each party to pay any amounts on account of the indemnification provisions of this Agreement (except for (i) nonperformance by either Buyer or Seller, as the case may be, under any Assumed Contract, or (ii) any liability associated with any matter set forth in Schedule
3.16 hereto) shall arise only after, and only to the extent that, the aggregate amount to be paid by the Indemnifying Party on account of all claims for indemnification hereunder exceeds Two Hundred-Thousand Dollars ($200,000.00).

         10.6 Exclusive Remedy. No party hereto shall have any liability for any of the matters set forth in Section 10.2 or 10.3, except pursuant to and in accordance with the terms and conditions of this Section 10.

                                   SECTION 11

                                  MISCELLANEOUS

         11.1 Notices. All notices, demands, and requests required or permitted to be given under the provisions of this Agreement shall be (i) in writing, (ii) delivered by personal delivery, or sent by registered or certified mail, return receipt requested deemed to have been given on the date of personal delivery or the date set forth in the records of the delivery service or on the return receipt, and (iv) addressed as follows:

If to Seller:

                           Amaturo Group of California, Ltd.
                           3101 North Federal Hwy.
                           Suite 601
                           Fort Lauderdale, Florida 33306-1042
with a copy (which shall not constitute notice) to:

                           Cara Ebert Cameron, Esq.
                           3101 North Federal Hwy.
                           Suite 601
                           Fort Lauderdale, Florida 33306-1042

If to Buyer:

                           American Radio Systems Corp
                           116 Huntington Avenue
                           Boston, Massachusetts 02116
                           Attention: Mr. Steven B. Dodge, CEO

with a copy (which shall not constitute notice) to:

                           American Radio Systems Corp.
                           116 Huntington Avenue
                           Boston, Massachusetts 02116
                           Attention: Michael B. Milsom
                           Vice President and Counsel

or to such other or additional persons and addresses as the parties may from time to time designate in a writing delivered in accordance with this Section 11.1.

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



          11.2 Benefit and Binding Effect. Neither party hereto may assign this Agreement without the prior written consent of the other party hereto, except that Buyer may assign its rights and obligations under this Agreement to a subsidiary or affiliated entity, following which assignment Buyer shall remain responsible for all obligations hereunder. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         11.3 Governing Law. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of Florida.

          11.4 Headings. The headings herein are included for ease of reference only and shall not control or affect the meaning or construction of the provisions of this Agreement.

          11.5 Gender and Number. Words used herein, regardless of the gender and number specifically used, shall be deemed and construed to include any other gender, masculine, feminine or neuter, and any other number, singular or plural, as the context required.

          11.6 Entire Agreement. This Agreement, all schedules hereto, and all documents and certificates to be delivered by the parties pursuant hereto collectively represent the entire understanding and agreement between Buyer and Seller with respect to the subject matter hereof. All schedules attached to this Agreement shall be deemed part of this Agreement and incorporated herein, where applicable, as if fully set forth herein. This Agreement supersedes all prior negotiations between Buyer and Seller, and all letters of intent and other writings related to such negotiations, and cannot be amended, supplemented or modified except by an agreement in writing which makes specific reference to this Agreement or an agreement delivered pursuant hereto, as the case may be, and which is signed by the party against which enforcement of any such amendment, supplement or modification is sought.

         11.7 Waiver of Compliance: Consents. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, representation, warranty, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 11.7.

         11.8 Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greater extent permitted by law.

         11.9 Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signature on each such counterpart were upon the same instrument.

         IN WITNESS WHEREOF, this Agreement has been executed by Buyer and Seller as of the date first above written.

                                          AMATURO GROUP OF CALIFORNIA, LTD.



                                          By:  Joseph C. Amaturo
                                                  General Partner


                                          AMERICAN RADIO SYSTEMS CORP.



                                          By:  Steven B. Dodge
                                                  Chief Executive Officer

                      ADDENDUM TO ASSET PURCHASE AGREEMENT



         This Addendum to ASSET PURCHASE AGREEMENT is dated April__, 1997 by and between American Radio Systems Corp., a Delaware Corporation ("Buyer") and Amaturo Group of California, Ltd. a Florida limited partnership ("Seller").

                                 P R E M I S I S

         A. Seller is the licensee of and operates station KXEZ, Riverside, California. Station KXEZ shares some common facilities with Station KFRG.

           B. Following the closing of the assignment of license of KFRG and KXFG from Seller to Buyer, Seller and Buyer agree that the two stations will continue to share said facilities under the terms and conditions hereafter set forth.

                                   AGREEMENTS

           In consideration of the above premises and the covenants and agreements contained herein, Buyer and Seller agree as follows:

                                    SECTION 1
                                TRANSMITTER SITE

           1. KXEZ and KFRG utilize a common generator at the transmitter site. The generator shall be included in the Personal Property conveyed to Buyer. Station KXEZ shall continue to utilize the generator or any replacement generator so long as it is in service at the site. Seller or any successor licensee of KXEZ shall pay its prorata share of the cost of fuel and maintenance as may be billed from time to time by Seller.

           2. The transmitter buildings of stations KXEZ and KFRG are cross connected to the electrical service at the site. In the event that one station loses its electrical service it can tap into the electrical service of the other until power is restored.

           3. Station KXEZ and KFRG utilize a single tower for their transmitting and communications antennas. The easement for the tower site shall be assigned to Buyer at Closing, however Seller or any successor licensee of KXEZ shall pay 1/2 of the annual easement fee ($50.00) and 1/2 of the tower maintenance costs as may be billed from time to time by Seller, for its continued use of the tower.

           At Closing Seller and Buyer shall enter into a mutual easement agreement for the use of the generator, electrical service cross connection and the tower.

                                    SECTION 2
                                   STUDIO SlTE

           Following the closing, Buyer and seller shall enter into an agreement whereby Station KXEZ so long as it is licensed to Seller or Seller's affiliate Amaturo Group of L. A., Ltd. may locate its Main Studios as defined by the FCC, at the KFRG studios in Colton, Ca. without charge to Seller. It is specifically understood that only KXEZ's General Manager will be assigned to that office and that the programming for KXEZ will originate from another location, and any utilization of the broadcast studios at the Colton location will only be in an emergency. Seller shall provide its own phone lines, but Buyer's personnel will answer incoming calls, if necessary.

           IN WITNESS WHEREOF, this Addendum to Agreement has been executed by Buyer and Seller as of the date first written.

                                        AMATURO GROUP OF CALIFORNIA, LTD.



                                        By:___________________________________
                                              Joseph C Amaturo, General Partner

                                        AMERICAN RADIO SYSTEMS CORP.


                                        By:___________________________________